UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):
May 13, 2013

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, WI  54220
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2013, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) appointed Kenneth L. Goodson, Jr. as a Class I director of the Company and James D. Leslie as a Class III director of the Company. The Board has determined that the re-election of Messrs. Goodson and Leslie will be submitted for shareholder consideration and a vote at the Company’s 2013 Annual Meeting of Shareholders.
Since 1997, Kenneth L. Goodson, Jr. has been employed by Herman Miller Inc., serving as the Executive Vice President of Worldwide Operations from 2001 to the present. Mr. Goodson currently expects to retire to special projects with Herman Miller Inc. in June 2013. Mr. Goodson was elected to the Fender Musical Board of Directors in 2006 and has served on the Audit Committee and Personnel Committee and is currently the Chair of the Personnel Committee. Mr. Goodson graduated in 1975 from The Pennsylvania State University with a Bachelor of Science in Administrative Management.
Since October 3, 2011, James D. Leslie has been employed by Datalink Corporation, a national data center solutions company, serving as its Executive Vice President of Advisory Services from October 1, 2012 to the present and as Executive Vice President of Strategy and Business Development from October 3, 2011 to September 30, 2012. Prior to joining Datalink Corporation, Mr. Leslie served as Chairman and CEO of Midwave, an IT services company founded by Mr. Leslie. Mr. Leslie graduated from the University of California, Berkeley.
The Board has determined that Messrs. Goodson and Leslie are each independent under the listing standards of the NYSE MKT. The Board has also determined that Messrs. Goodson and Leslie will be appointed to appropriate committees of the Board after a suitable orientation period on the Board allows both the Board and Messrs. Goodson and Leslie to make a more informed mutual decision as to which committee appointments would be in the best interests of the Board, Messrs. Goodson and Leslie, the Company and the Company’s shareholders.
As non-employee directors, Messrs. Goodson and Leslie will receive the compensation paid to all non-employee directors of the Company. There are no arrangements between Messrs. Goodson and Leslie and any other person pursuant to which either individual was elected to serve as a director, nor are there any transactions in which the Company is a participant in which either individual has a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: May 15, 2013	By: /s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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